VUL January 1/2002 - Year 5 Sample Calculation of Fund Value, Cash Value and Death Proceeds.

Male Age 35, Specified Amount $250,000, Death Benefit Option 1

Premium $1,812.50 Annually, 10% Gross Annual Investment Returns, and Current Charges

To demonstrate:

         Fund Value = $8,042
         Cash Value = $6,592
         Death Proceeds = $250,000
I.       Fund Value

The Fund Value on the end of the monthly anniversary is determined as follows:

1. Fund Value on the beginning of monthly anniversary
2. Add Net Premiums
3. Deduct monthly cost of insurance
4. Deduct monthly administration charges
5. Deduct monthly per $1000 expense charges
6. Add one month interest credits


                         1           2                         3          4          5           6        End of
                      Beg of                    Net                                 Per                   Month
Policy              Month Fund      Net        Amount       Cost of     Admin      $1,000     Interest    Fund
 Year     Month       Value       Premium      At Risk     Insurance    charge     charge     Credits     Value
                                    (+)                       (-)         (-)       (-)         (+)        (=)

  5         1        6,188.39    1,676.56      241220        14.47       5.00      20.00       53.68     7,879.16
  5         2        7,879.16        0.00      241206        14.47       5.00      20.00       53.78     7,893.46
  5         3        7,893.46        0.00      241191        14.47       5.00      20.00       53.88     7,907.87
  5         4        7,907.87        0.00      241177        14.47       5.00      20.00       53.98     7,922.37
  5         5        7,922.37        0.00      241162        14.47       5.00      20.00       54.07     7,936.98
  5         6        7,936.98        0.00      241148        14.47       5.00      20.00       54.18     7,951.68
  5         7        7,951.68        0.00      241133        14.47       5.00      20.00       54.28     7,966.49
  5         8        7,966.49        0.00      241118        14.47       5.00      20.00       54.38     7,981.40
  5         9        7,981.40        0.00      241103        14.47       5.00      20.00       54.48     7,996.42
  5        10        7,996.42        0.00      241088        14.47       5.00      20.00       54.58     8,011.53
  5        11        8,011.53        0.00      241073        14.46       5.00      20.00       54.69     8,026.76
  5        12        8,026.76        0.00      241058        14.46       5.00      20.00       54.79     8,042.08



Net Premium: Gross Premium less Sales Load less DAC Tax less Premium Loads.
         Sales Load = 4%
         DAC Tax = 1.25%
         Premium Load = 2.25%
Net Premium = $1,676.56 = 1812.50-72.50-22.66-40.78

Cost of Insurance: COI\\x\\ x [NAR]
                   ----------------
                         1000
Where:

NAR=[(      DB     )-FV]
      -------------
      1.045/1/12/

DB      =  $250,000 (Greater of the Specified Amount or the Fund Value
           multiplied by the Death Benefit Percentage.)

FV      =  $7,864.68 = $6,188.12+ $1,676.56 (Fund Value at beginning of month 1 of Year 5, plus net premium)

x       =  Attained Age 40; Issue age 35 at duration 5

COIx    =  0.06 per $1,000

Cost of Insurance = $ 14.47 =.06 x [(250,000/1.003675)-7864.68]/1000


Monthly Administrative Charge:

$5.00 per month all years

Per $1000 Expense Charge:

Varies by issue age and size band. Applies to the first ten years after issue, or increase in Specified Amount.

Interest Credits:

Assume:

     No specific premium payment allocation amongst the subaccounts. Portfolio assets grow at a level rate.
     No hypothetical unit values are calculated.


     Net\\daily\\%=[(1 + Gross% - IAF) /1/365/ - ME ] - 1
                                                ----
                                                 365

     Net\\annual\\%=[(1+Net\\daily\\%)]/365/ - 1

     Net\\monthly\\%=[(1+Net\\annual\\%)]/1/12/ - 1
where:
           Gross%             = 10%, Assumed growth rate of portfolio assets
           IAF                = 1.07%, Average investment advisory fee
           ME                 = 0.35%, Mortality & Expense risk charge
           Net\\annual\\%     = .085495 = Net growth rate of Fund Value
           Net\\daily\\%      = .00022478 = Net daily growth rate of Fund Value
           Net\\monthly\\%    = .00685976 = Net daily growth rate of Fund Value

Interest Credits\\5/1 (Year 5 Month 1)\\
     = Net\\monthly\\% x (FV\\beg\\ + NP\\5/1\\ - COI\\5/1\\ -
       Per $1000 Expense\\5/1\\ - Adm Charge\\5/1\\)
     =  .00685976 x (6188.12+ 1676.56 - 14.47 - 20 - 5)
     =  $53.68

II.   Cash Value

The Cash Value is Fund Value less surrender charge less outstanding debt.

      Fund Value = $8,042
      Surrender Charge = $1,450
      Outstanding debt = $0
      Cash Value = $8,042-$1,450 = $6,592

III.  Death Proceeds


The Death Proceeds equals to greater of Specified Amount and Specified Amount times Death Benefit percentage.

       Specified Amount = $250,000
       Death Benefit Option 1
       Death Proceeds = $250,000



Calculations for other years:

Cost of Insurance charges vary by issue age, underwriting class, size band and duration. This charge is expected to increase by duration.

Per $1,000 Expense charges vary by issue age and size band. It is $0 after year ten or ten years after an increase in Specified Amount.

Other than changes in expected charges the calculation does not differ in other years.

VUL January 1/2003 - Year 5 Sample Calculation of Fund Value, Cash Value and Death Proceeds.

Male Age 35, Specified Amount $250,000, Death Benefit Option 1

Premium $1,812.50 Annually, 10% Gross Annual Investment Returns, and Current Charges

To demonstrate:

         Fund Value = $8,042
         Cash Value = $6,592
         Death Proceeds = $250,000

I.       Fund Value

The Fund Value on the end of the monthly anniversary is determined as follows:

1. Fund Value on the beginning of monthly anniversary
2. Add Net Premiums
3. Deduct monthly cost of insurance
4. Deduct monthly administration charges
5. Deduct monthly per $1000 expense charges
6. Add one month interest credits

                     1            2                        3         4         5           6        End of
                  Beg of                     Net                              Per                   Month
Policy          Month Fund       Net       Amount       Cost of    Admin     $1,000     Interest    Fund
 Year   Month     Value        Premium     At Risk     Insurance   charge    charge     Credits     Value
                                 (+)                      (-)        (-)      (-)         (+)         =

  5       1       6188.12     1676.56      241320        14.48      5.00     20.00       53.68     7878.88
  5       2       7878.88        0.00      241305        14.48      5.00     20.00       53.78     7893.18
  5       3       7893.18        0.00      241291        14.48      5.00     20.00       53.87     7907.58
  5       4       7907.58        0.00      241277        14.48      5.00     20.00       53.97     7922.08
  5       5       7922.08        0.00      241262        14.48      5.00     20.00       54.07     7936.67
  5       6       7936.67        0.00      241248        14.47      5.00     20.00       54.17     7951.37
  5       7       7951.37        0.00      241233        14.47      5.00     20.00       54.27     7966.17
  5       8       7966.17        0.00      241218        14.47      5.00     20.00       54.38     7981.07
  5       9       7981.07        0.00      241203        14.47      5.00     20.00       54.48     7996.08
  5      10       7996.08        0.00      241188        14.47      5.00     20.00       54.58     8011.19
  5      11       8011.19        0.00      241173        14.47      5.00     20.00       54.68     8026.40
  5      12       8026.40        0.00      241158        14.47      5.00     20.00       54.79     8041.72

Net Premium: Gross Premium less Sales Load less DAC Tax less Premium Loads.
    Sales Load = 4%
    DAC Tax = 1.25%
    Premium Load = 2.25%
Net Premium = $1,676.56 = 1812.50-72.50-22.66-40.78

Cost of Insurance:             COI\\x\\x[NAR]
                               --------------
                                   1000

Where:


NAR=[(    DB     )-FV]
      -----------
      1.040/1/12/

DB      =  $250,000 (Greater of the Specified Amount or the Fund Value
           multiplied by the Death Benefit Percentage.)

FV      =  $6,188.12+ $1,676.56 (Fund Value at beginning of month 1 of Year 5, plus net premium)

x       =  Attained Age 40; Issue age 35 at duration 5

COIx    =  0.06 per $1,000

Cost of Insurance = $ 14.48 =.06 x [(250,000/1.00327374)-7864.68]/1000


Monthly Administrative Charge:

$5.00 per month all years

Per $1000 Expense Charge:

Varies by issue age and size band. Applies to the first ten years after issue, or increase in Specified Amount.

Interest Credits:

Assume:

     No specific premium payment allocation amongst the subaccounts. Portfolio assets grow at a level rate.
     No hypothetical unit values are calculated.

     Net\\daily\\% = [(1 + Gross% - IAF)/1/365/ - ME ] - 1
                                                 ----
                                                  365

     Net\\annual\\% = [(1 + Net\\daily\\%)]/365/ - 1

     Net\\monthly\\% = [(1 + Net\\annual\\%)/1/12/] - 1

where:

           Gross%          = 10%, Assumed growth rate of portfolio assets

         IAF             = 1.07%, Average investment advisory fee
         ME              = 0.35%, Mortality & Expense risk charge
         Net\\annual\\%  = .085495 = Net growth rate of Fund Value
         Net\\daily\\%   = .00022478 = Net daily growth rate of Fund Value
         Net\\monthly\\% = .00685976 = Net daily growth rate of Fund Value

Interest Credits \\5/1 (Year 5 Month 1)\\ = Net\\monthly\\% x (FV\\beg\\ + NP \\5/1\\ - COI \\5/1\\- Per $1000 Expense \\5/1\\ - Adm Charge \\5/1\\)
                               = .00685976 x (6188.1 + 1676.56 - 14.48 - 5 - 20)
                               = $53.68

II.      Cash Value

The Cash Value is Fund Value less surrender charge less outstanding debt.

      Fund Value = $8,042
      Surrender Charge = $1,450
      Outstanding Debt = $0
      Cash Value = $8,042-$1,450 = $6,592

III.     Death Proceeds

The Death Proceeds equals to greater of Specified Amount and Specified Amount times Death Benefit percentage.

         Specified Amount = $250,000
         Death Benefit Option 1
         Death Proceeds = $250,000

Calculations for other years:

Cost of Insurance charges vary by issue age, underwriting class, size band and duration. This charge is expected to increase by duration.

Per $1,000 Expense charges vary by issue age and size band. It is $0 after year ten or ten years after an increase in Specified Amount.

Other than changes in expected charges the calculation does not differ in other years.